UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2014

TIME WARNER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

One Time Warner Center, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

212-484-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On May 8, 2014, Time Warner Inc. (“Time Warner”) and Time Inc., a wholly owned subsidiary of Time Warner, announced the timing and details regarding Time Warner’s distribution of all of the issued and outstanding shares of common stock, par value $0.01 per share, of Time Inc. (the “Time Inc. Common Stock”) to Time Warner’s shareholders as a pro rata dividend in a spin-off.  The Time Warner board of directors has declared a pro rata dividend of Time Inc. Common Stock to be made at 11:59 p.m. New York City time on June 6, 2014 to Time Warner’s shareholders of record as of 5:00 p.m. New York City time on May 23, 2014 (the “Record Date”).  Each Time Warner shareholder of record will receive a distribution of one share of Time Inc. Common Stock for every eight shares of common stock, par value $0.01 per share, of Time Warner (“Time Warner Common Stock”) that it holds on the Record Date.  The distribution is subject to the satisfaction or waiver of certain conditions.  A copy of the press release is included as Exhibit 99.1.

On May 8, 2014, Time Warner also announced that the record date for its regular quarterly cash dividend of $0.3175 per share of Time Warner Common Stock will be May 23, 2014 instead of May 31, 2014 and the payment date will be June 6, 2014 instead of June 15, 2014.  A copy of the press release is included as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release issued May 8, 2014 by Time Warner Inc. and Time Inc.

99.2	Press release issued May 8, 2014 by Time Warner Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.
By:	/s/ Howard M. Averill
	Name:	Howard M. Averill
	Title:	Executive Vice President and Chief Financial Officer

Date:  May 9, 2014

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued May 8, 2014 by Time Warner Inc. and Time Inc.

99.2	Press release issued May 8, 2014 by Time Warner Inc.